UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2007

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-20800 (Commission File Number)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On December 28, 2007, Sterling Financial Corporation (“Sterling”) and William W. Zuppe, a Director of Sterling and Chairman and Chief Executive Officer of Sterling’s wholly-owned subsidiary, Sterling Savings Bank, entered into a First Amendment to the Amended and Restated Employment Agreement, (the “Amendment”), which amends the Amended and Restated Employment Agreement, dated as of March 19, 2005 between Sterling and Mr. Zuppe (the “Employment Agreement”). The primary purpose of this Amendment is to modify certain provisions of the Employment Agreement that will apply during Mr. Zuppe’s retirement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations or other guidance promulgated thereunder. Specifically, the provisions regarding the continuation of certain perquisites and welfare benefits were modified to comply with the reimbursement and in kind benefit requirements of Section 409A of the Code, including placing caps on certain amounts reimbursable to Mr. Zuppe under the Employment Agreement. For additional information regarding the terms of the amended Employment Agreement, reference is made to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibit is filed herewith:

Exhibit No.	Exhibit Description

10.1	First Amendment to the Amended and Restated Employment Agreement by and between Sterling Financial Corporation and William W. Zuppe.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

December 28, 2007 Date	By:	/s/ Daniel G. Byrne Daniel G. Byrne
Executive Vice President, Assistant Secretary, and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to the Amended and Restated Employment Agreement by and between Sterling Financial Corporation and William W. Zuppe.